UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 21, 2004

Greenfield Online, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50698	06-1440369
(Commission File Number)	(IRS Employer Identification No.)

21 River Road, Wilton, Connecticut	06897
(Address of Principal Executive Offices)	(Zip Code)

(203) 834-8585

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

      On October 21, 2004, Greenfield Online, Inc. (“Greenfield” or the “Company”) completed its purchase of certain online survey panel assets from The Dohring Company (“Dohring”) for a total purchase price of $3.0 million in cash. The assets acquired by the Company include the complete OpinionSurveys.com Internet-based panel, certain profile information contained in its database, title to the domain names “OpinionSurveys.com” and “OpinionSurvey.com,” as well as certain intellectual property associated with the OpinionSurveys.com panel.

      The acquisition was effected pursuant to an Asset Purchase Agreement by and among the Company, Dohring and Doug C. Dohring dated as of August 18, 2004. This Asset Purchase Agreement was filed as an exhibit to a Current Report on Form 8-K filed on October 22, 2004 and is incorporated herein by reference. The foregoing summary of certain material provisions of the Asset Purchase Agreement is qualified in its entirety by reference to the Asset Purchase Agreement.

Item 9.01.	Financial Statements and Exhibits

      (a) Financial Statements of Businesses Acquired

      The financial information to be filed pursuant to Item 9.01(a) of Form 8-K is attached hereto as Exhibit 99.1 and incorporated herein by reference.

      (b) Pro Forma Financial Information

      The pro forma financial information to be filed pursuant to Item 9.01(b) of Form 8-K is attached hereto as Exhibit 99.2 and incorporated herein by reference.

(c)	Exhibits

99.1	Financial statements of OpinionSurveys.com for the year ended December 31, 2003 (audited) and the nine months ended September 30, 2004 (unaudited).
99.2	Unaudited pro forma financial information for the year ended December 31, 2003 and the nine months ended September 30, 2004.
99.3	Consent of PricewaterhouseCoopers LLP

2

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENFIELD ONLINE, INC.

(Registrant)

By:	/s/ DEAN A. WILTSE

Dean A. Wiltse
President and Chief Executive Officer

Date: November 4, 2004

3